[Corbin & Wertz Letterhead]






March 11, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K/A (Amendment No. 1) of GTC Telecom Corp. for the event that occurred on March 1, 2002, and are in agreement with the statements contained therein insofar as they relate to our firm.



                                               /s/ Corbin & Wertz
                                               Corbin & Wertz
                                               Irvine, California